Exhibit 99.1

SAKS INCORPORATED ANNOUNCES DECEMBER

COMPARABLE STORE SALES

Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE	www.saksincorporated.com

New York, New York (January 5, 2012)—Retailer Saks Incorporated (NYSE: SKS) today announced that owned sales totaled $452.5 million for the five weeks ended December 31, 2011 compared to $432.3 million for the five weeks ended January 1, 2011, a 4.7% increase. Comparable store sales increased 5.8% for the month.

For December, the strongest categories at Saks Fifth Avenue stores included women’s and men’s contemporary apparel, handbags, women’s shoes, fine jewelry, men’s accessories, and fragrances. Saks Direct sales performed well during the month.

On a quarter-to-date basis, for the two months ended December 31, 2011, owned sales totaled $729.6 million compared to $687.1 million for the prior year two months ended January 1, 2011, a 6.2% increase. Comparable store sales increased 7.1% for the two months.

On a year-to-date basis, for the eleven months ended December 31, 2011, owned sales totaled $2,780.1 million compared to $2,576.8 million for the prior year eleven months ended January 1, 2011, a 7.9% increase. Comparable store sales increased 9.5% for the eleven months.

Saks Incorporated operates 46 Saks Fifth Avenue stores, 61 Saks OFF 5TH stores, and saks.com.

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